UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

Globix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14168	13-3781263

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 334-8500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

          On September 6, 2006, Globix Corporation (“Globix”) completed the sale of its United Kingdom hosting business (the “UK Hosting business”) for a purchase price of $62,000,000 in cash pursuant to a Purchase and Sale Agreement dated as of August 20, 2006 (the “Purchase Agreement”), between Globix (the “Seller”) and Inhoco 3236 plc (the “Purchaser”), an indirect subsidiary of TeleCity Group plc. The transactions contemplated by the Purchase Agreement are referred to as the “UK Sale.”

          As previously reported, the Purchase Agreement provides that Globix and certain of its subsidiaries will provide the Purchaser with transition services for a period of up to nine months following the closing of the transaction. In addition, under the Purchase Agreement, the Purchaser will retain 5% of the purchase price ($3,100,000) as security for breaches of certain representations and warranties that arise before March 31, 2008. A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K of Globix filed on August 26, 2006 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

          (b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR

GLOBIX CORPORATION

          The unaudited pro forma consolidated financial information shown below is based on audited and unaudited historical financial statements of Globix. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the UK Sale.

          The unaudited pro forma consolidated statements are as follows:

•	An unaudited pro forma consolidated balance sheet as of June 30, 2006, giving effect to the disposition as if it occurred on June 30, 2006.

•	An unaudited pro forma consolidated statement of operations for the nine months ended June 30, 2006, giving effect to the disposition as if it occurred on October 1, 2005.

•	An unaudited pro forma consolidated statement of operations for the three months ended June 30, 2006, giving effect to the disposition as if it occurred on April 1, 2006.

•	An unaudited pro forma consolidated statement of operations for the year ended September 30, 2005, giving effect to the disposition as if it occurred on October 1, 2004.

          The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the UK Sale. These pro forma adjustments have been made to illustrate the anticipated financial effect of the UK Sale. The adjustments are based upon available information and assumptions that Globix believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Some decisions regarding the use of sale proceeds have not yet been made. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. These pro forma consolidated statements of operation do not include the anticipated net gain on disposition of $40.8 million. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Globix included in our Annual Report on Form 10-K for the year ended September 30, 2005, and the unaudited financial statements filed in our Quarterly Report on Form 10-Q as of June 30, 2006 and for the three and nine months ended June 30, 2006.

              The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the UK Sale been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
(In thousands, except share data)
As of June 30, 2006
(Unaudited)

	As Reported June 30, 2006	Business Disposition (a)	Pro Forma Adjustments		Pro Forma June 30, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$6,027	$—	$61,093	(b)	$67,120
Accounts receivable, net	12,043	(3,930)	—		8,113
Prepaid expenses and other current assets	5,657	(2,654)	—		3,003
Restricted cash	2,601	—	3,100	(c)	5,701

Total current assets	26,328	(6,584)	64,193		83,937

Investments, restricted	9,826	(2,305)	—		7,521
Property and equipment, net	207,480	(23,727)	—		183,753
Intangibles assets, net of accumulated amortization	8,959	—	—		8,959
Other assets	3,639	—	—		3,639

Total assets	$256,232	$(32,616)	$64,193		$287,809

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
Capital lease and other obligations	$523	$(1)	$—		522
Accounts payable	11,868	(2,083)	—		9,785
Accrued liabilities	18,451	(2,864)	1,658	(d)	17,245
Current portion of deferred revenues	5,092	(2,097)	—		2,995

Total current liabilities	35,934	(7,045)	1,658		30,547
Capital lease obligations, net of current portion	94	—	—		94
Mortgage payable	18,993	—	—		18,993
11% Senior Notes	74,875	—	—		74,875
9% Senior Notes	5,000	—	—		5,000
Accrued interest—Senior Notes	1,489	—	—		1,489
Deferred revenue	14,576	—	—		14,576
Other long term liabilities	8,839	(3,860)	—		4,979

Total liabilities	159,800	(10,905)	1,658		150,553

Cumulative convertible preferred stock	13,505	—	—		13,505

Commitments and contingencies	—	—	—		—
Stockholders’ Equity:
Common stock – $.01 par value; 500,000,000 shares authorized; 48,707,216 shares issued and outstanding	487	—	—		487
Additional paid in capital	209,494	—	—		209,494
Accumulated other comprehensive income	5,862	(5,923)	—		(61)
Accumulated deficit	(132,916)	(15,788)	62,535	(e)	(86,169)

Total stockholders’ equity	82,927	(21,711)	62,535		123,751

Total liabilities and stockholders’ equity	$256,232	$(32,616)	$64,193		$287,809

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet

a)	Reflects the balance sheet of the disposed UK Hosting business as of June 30, 2006, excluding cash and cash equivalents.

b)

Reflects cash proceeds totaling $61,093,000 consisting of $58,900,000 in purchase price and an estimated working capital adjustment of $2,193,000 received at the closing of the sale of the UK Hosting business.

c)	Cash amounting to $3,100,000 is being jointly held in escrow by the Seller and the Purchaser to indemnify against unrecorded liabilities.

d)	Estimated transaction and disposition expenses incurred after June 30, 2006 related to the sale of the UK Hosting business.

e)	Cumulative impact of pro forma adjustments which result in a pro forma net gain on the sale of the UK Hosting business of approximately $40.8 million.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
For the Nine Months Ended June 30, 2006
(Unaudited)

	As Reported	Business Disposition (a)	Pro Forma Adjusted

Revenues, net	$97,213	$(19,838)	$77,375

Operating costs and expenses:
Cost of revenue (excluding depreciation, amortization, occupancy, and certain payroll)	53,546	(8,714)	44,832
Selling, general and administrative	32,690	(5,741)	26,949
Depreciation and amortization	18,046	(3,506)	14,540

Total operating costs and expense	104,282	(17,961)	86,321

Operating loss	(7,069)	(1,877)	(8,946)
Interest and financing expense	(7,719)	—	(7,719)
Interest income	356	(114)	242
Other income, net	710	19	729

Net loss	(13,722)	(1,972)	(15,694)

Dividends and accretion on preferred stock	499	—	499

Net loss attributable to common stockholders	$(14,221)	$(1,972)	$(16,193)

Basic and diluted earnings per common share	$(0.29)		$(0.33)

Basic and diluted weighted average number of common shares:	48,678,296		48,678,296

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the UK Hosting business for the nine months ended June 30, 2006.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
For the Three Months Ended June 30, 2006
(Unaudited)

	As Reported	Business Disposition (a)	Pro Forma Adjusted

Revenues, net	$33,415	$(6,998)	$26,417

Operating costs and expenses:
Cost of revenue (excluding depreciation, amortization, occupancy, and certain payroll)	18,962	(3,086)	15,876
Selling, general and administrative	9,193	(2,053)	7,140
Depreciation and amortization	6,458	(1,203)	5,255

Total operating costs and expense	34,613	(6,342)	28,271

Operating loss	(1,198)	(656)	(1,854)
Interest and financing expense	(2,929)	—	(2,929)
Interest income	126	(38)	88
Other income, net	229	5	234

Net loss	(3,772)	(689)	(4,461)

Dividends and accretion on preferred stock	169	—	169

Net loss attributable to common stockholders	$(3,941)	$(689)	$(4,630)

Basic and diluted earnings per common share	$(0.08)		$(0.10)

Basic and diluted weighted average number of common shares:	48,705,375		48,705,375

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the UK Hosting business for the three months ended June 30, 2006.

Globix Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
For the Year Ended September 30, 2005
(Unaudited)

	As Reported	Business Disposition (a)	Pro Forma Adjusted

Revenues, net	$95,683	$(28,716)	$66,967

Operating costs and expenses:
Cost of revenue (excluding depreciation, amortization, occupancy, and certain payroll)	55,127	(14,248)	40,879
Selling, general and administrative	37,981	(7,125)	30,856
Depreciation and amortization	19,973	(4,573)	15,400

Total operating costs and expense	113,081	(25,946)	87,135

Operating loss	(17,398)	(2,770)	(20,168)
Interest and financing expense	(9,707)	25	(9,682)
Interest income	480	(239)	241
Other income, net	(730)	49	(681)
Loss on discharge of debt	(3,182)	—	(3,182)

Net loss	(30,537)	(2,935)	(33,472)

Dividends and accretion on preferred stock	366	—	366

Net loss attributable to common stockholders	$(30,903)	$(2,935)	$(33,838)

Basic and diluted earnings per common share	$(0.89)		$(0.97)

Basic and diluted weighted average number of common shares:	34,734,506		34,734,506

Globix Corporation and Subsidiaries
Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the UK Hosting business for the year ended September 30, 2005.

(d)	Exhibits

10.1

Purchase Agreement, dated as of 20 August, 2006 between Globix Corporation and Inhoco 3236 plc (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Globix Corporation filed on August 26, 2006).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBIX CORPORATION

Date: September 12, 2006	By:	/s/ Eric J. Sandman
		Name:	Eric J. Sandman
		Title:	Senior Vice President, Finance and Corporate Development (Principal Financial and Accounting Officer)